UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 21, 2016

NeuStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32548	52-2141938
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

21575 Ridgetop Circle Sterling, Virginia	20166
(Address of principal executive offices)	(Zip Code)
(571) 434-5400
(Registrant's telephone number, including area code.)
N/A
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On June 21, 2016, NeuStar, Inc. (the “Company” or “Neustar”) issued a press release announcing its intention to separate into two independent and publicly traded companies. One entity will consist of the majority of Neustar’s Information Services, while the other will focus on providing Order Management & Numbering Services. The Company intends to accomplish the separation through a tax-free spin off.
Following the spin-off, Lisa Hook, currently President and Chief Executive Officer of Neustar, will serve as President and Chief Executive Officer of the Information Services company, and Joel Friedman, currently a member of the Board of Directors of Neustar, will serve as Chairman of the Board of Directors of the company. Additionally, Paul Lalljie, currently Senior Vice President and Chief Financial Officer of Neustar, will serve as President and Chief Executive Officer of the Order Management & Numbering Services company, and James Cullen, currently Chairman of the Board of Directors of Neustar, will serve as Chairman of the Board of Directors of the company.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
The information contained in this report on Form 8-K, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
The following is attached as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press Release of NeuStar, Inc., dated June 21, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeuStar, Inc.

Date:	June 21, 2016	By:	/s/ Paul S. Lalljie
Name: Paul S. Lalljie
Title: Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of NeuStar, Inc., dated June 21, 2016.